Exhibit 99.1

March 27, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Re: TD Holdings, Inc.

Statement pursuant to Securities and Exchange Commission Order Release No. 34-88318

Ladies and Gentlemen:

We are the independent registered public accounting firm for TD Holdings, Inc. (formerly known as Bat Group, Inc.) (the “Company”). Pursuant to the Securities and Exchange Commission Order under Section 36 of the Securities Exchange Act of 1934, Release No. 34-88318, dated March 4, 2020, the following statement is furnished with regard to the Company’s audited financial statements for the fiscal year ended December 31, 2019.

The Company’s headquarters and operations are located in Beijing and Shenzhen, China. Due to the ongoing outbreak of coronavirus disease 2019 (COVID-19) in China, the Chinese government has imposed widespread travel restrictions and quarantines to help control the spread of COVID-19, and almost all major airlines have canceled or limited flights to and from China. In addition, to safeguard our employees, our firm has implemented policies that limits our staff from travelling to China and within certain regions in China. As a result of these ongoing travel restrictions and quarantines, our firm’s access to the Company’s staff and necessary information in China have been limited. From February 2020 to March 15, 2020, we worked remotely with the Company’s employees, whereas the Company’s books and records were not easily accessible during this period. We started the on-site audit work since March 18, 2019.

For the foregoing reasons, COVID-19 has impacted our ability to timely complete our audit of the Company’s financial statements for the fiscal year ended December 31, 2019, and the Company’s filing of its annual report for the fiscal year ended December 31, 2019 will be delayed.

Very truly yours,

By:	/s/ Friedman LLP
Friedman LLP